EXHIBIT 5.6
CONSENT OF NATHAN EUGENE GERARD BOURGEAULT
In connection with Alamos Gold Inc.’s registration statement on Form F-10 (the “Registration Statement”), and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission, I, Nathan Eugene Gerard Bourgeault, M.Eng, P.Eng, Technical Services Manager, Engineering of Alamos Gold Inc., hereby consent to the use of and references to my name, and the inclusion and incorporation by reference in the Registration Statement of the information approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement.
Yours truly,

By: /s/ Nathan Eugene Gerard Bourgeault
Nathan Eugene Gerard Bourgeault, M.Eng, P.Eng
Technical Services Manager, Engineering
Alamos Gold Inc.
August 8, 2025